Certification

In connection with the Quarterly Report on Form 10-Q of Clenergen Corporation (the “Company”) for the quarter ended January 31, 2011 (the “Form 10-Q”), I, Mark L.M. Quinn, the Executive Chairman of the Board (chief executive officer) of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 22, 2011	/s/ Mark L.M. Quinn
Mark L.M. Quinn